Insider Trading Policy | 1 Insider Trading Policy Rule 10b84fpolicy Introduction Federal and state securities laws make it illegal for anyone to trade in a company’s securities while in possession of Material Nonpublic Information (as defined below) relating to that company. This conduct is referred to as “insider trading” and may result in civil or criminal penalties, including imprisonment, for violations. The Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (including its direct and indirect subsidiaries, “Cognizant” or the “Company”) has adopted this policy (the “Policy”) and the procedures set forth herein to (1) help prevent insider trading, (2) assist the Company’s associates, including employees, officers, Board members, and such other persons that the Company may also determine should be subject to the Policy, such as contractors and consultants who have access to the Company’s Material Nonpublic Information (all of the individuals described above are referred to collectively in this Policy as “Associates”), in complying with their obligations under U.S. federal and state securities laws, and (3) preserve the reputation and integrity of the Company as well as that of all persons affiliated with it. Associates are individually responsible for understanding and complying with this Policy. Questions regarding this Policy should be directed to the Trading Compliance Group (as defined below). Scope This Policy applies to all transactions in securities, including common stock, restricted stock, restricted stock units (“RSUs”), performance stock units (“PSUs”), options and warrants to purchase common stock and any other debt or equity securities that may be issued from time to time, such as bonds, preferred stock and convertible debentures, as well as to derivative securities and other instruments that provide the economic equivalent of ownership or a direct or indirect opportunity to profit from any change in the value of securities, whether or not issued by the Company, including, for example, exchange-traded options (collectively, “Securities”) of the Company (such Securities, “Cognizant Securities”). This Policy also applies to transactions (including gifts) in the stock or other Securities of the Company’s customers, vendors or other suppliers, preexisting or prospective contract counterparties and other business partners known to an Associate (collectively, “Business Partners”) when an Associate or any Affiliated Person (as defined below) is aware of Material Nonpublic Information about such Business Partner as a result of the individual’s employment or relationship with the Company. It applies to all Associates as well as to (1) the family members and other individuals who live in the same household with Associates and any family members who do not live in the same household but whose Securities transactions are directed by or subject to the influence or control of Associates (“Family Members”); and (2) all entities (including investment funds, trusts, retirement plans, partnerships and corporations) controlled or managed by an Associate or a Family Member (together with Family Members, “Affiliated Persons”). Translations Chinese (Simplified) English French Canada French France German (Germany) Japanese Polish Portuguese Spanish (Latin America) Key Definitions For the definitions of capitalized terms used in this Policy and its Appendices, see Appendix A. Appendices • Appendix A – Key Definitions • Appendix B – Special Trading Procedures for Restricted Insiders • Appendix C – SEC Rule 10b5-1 Trading Plan Guidelines Related Policies and Resources • Whistleblower & Non- Retaliation Policy • Code of Ethics • Cognizant’s Ethics & Compliance Helpline • Trading Compliance Group - Be.Cognizant page • FAQs Exhibit 19.1

Insider Trading Policy | 2 All references in this Policy to “you” should be read to include all of your Affiliated Persons. As further explained under Former Associates below, this Policy continues to apply to such persons for a period of time after an Associate leaves the Company. To avoid even the appearance of impropriety, this Policy also imposes specific black-out period and pre- clearance procedures on members of the Board, officers and certain other designated Associates who receive or have access to Material Nonpublic Information regarding the Company and/or are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Guiding Principles Through your work at Cognizant, you may from time to time learn of Material Nonpublic Information about Cognizant or its Business Partners (as described above). Anyone who has knowledge of Material Nonpublic Information may be considered an “insider” for purposes of securities laws in the United States and elsewhere. You have an obligation to ensure that you and your Affiliated Persons do not trade on or “tip” to others such Material Nonpublic Information. You are responsible for complying with, and ensuring your Affiliated Persons comply with, the following: • You and your Affiliated Persons may not trade on the basis of Material Nonpublic Information at any time. You may not, at any time, buy, sell or engage in any other transaction (including gifts) involving Cognizant Securities if you are aware of Material Nonpublic Information about Cognizant. The same prohibition applies to Securities of any Business Partner when you are aware of Material Nonpublic Information about such Business Partner obtained in the course of your work for Cognizant. (See, however, Certain Exceptions below.) Once Material Nonpublic Information about Cognizant (or such Business Partner) has been disclosed generally to the investing public in a manner that complies with applicable securities laws (e.g., by a press release or in a report filed with the U.S. Securities and Exchange Commission (the “SEC”)) and the investing public has been given time to absorb and act on the information, you (and your Affiliated Persons) may then buy, sell or engage in other transactions in such Securities in accordance with the terms of this Policy. As a general rule, information should not be considered fully absorbed by the investing public until market close (4:00 pm U.S. Eastern Time) on the second full trading day following the release of such information. For purposes of this Policy: o References to “trading” and “transactions” include, among other things:  purchases and sales of Securities in public markets; and  making gifts of Securities. o Conversely, references to “trading” and “transactions” do not include  the delivery of shares upon vesting/settlement of equity awards issued under Cognizant’s incentive compensation plans, including restricted stock, RSUs and/or PSUs;  transferring Securities to an entity that does not involve a change in the beneficial ownership of the Securities (for example, transferring Securities from one brokerage account to another brokerage that you control);  sales of Securities as a selling stockholder in a registered public offering, in accordance with applicable securities laws; and  any purchase of Cognizant Securities from the Company or sales of Cognizant Securities to the Company in accordance with applicable U.S. federal and state securities laws. o References to “Material Nonpublic Information” include any information that (i) could reasonably be expected to affect the market price of a company’s Securities, or (ii) a reasonable investor would

Insider Trading Policy | 3 consider important in making a decision to purchase, hold or sell a company’s Securities, which has not been disclosed generally to the investing public in a manner that complies with applicable securities laws (e.g., by a press release or in a report filed with the SEC). Both positive and negative information may be material. There is no bright-line standard for assessing materiality; rather, materiality is based on as assessment of all facts and circumstances, and it is often evaluated by enforcement authorities with the benefit of hindsight. Although it is not possible to list all types of material information, the following are examples of the types of information that are particularly sensitive and may be regarded as material:  forecasts, budgets or projections of future revenues, earnings or losses, or other financial guidance (such as operating margins) about a company or a significant part of a company’s business, or changes in such projections;  earnings, revenue or other financial results, especially quarterly and year-end results;  substantial changes in a company’s management or Board;  potential restatements of a company’s financial statements, changes in auditors, auditor notification that a company may no longer rely on an auditor’s audit report and issues with a company’s or the auditor’s assessments of a company’s internal controls;  significant pending or proposed mergers, acquisitions, tender offers, joint ventures or dispositions of significant assets or operations;  significant actual or threatened litigation, regulatory action or governmental investigations or major developments in such matters;  significant cybersecurity breaches;  significant changes in operations;  significant developments regarding products, services, customers, suppliers, orders, contracts or financing sources (e.g., the acquisition or loss of a significant contract or customer);  changes in dividend policy, declarations of stock splits, stock repurchases or public or private sales of additional Securities;  changes in debt ratings or analyst upgrades or downgrades of an issuer or one of its Securities;  significant changes in accounting treatment, write-offs or effective tax rate;  potential defaults under a company’s credit agreements or indentures, or the existence of material liquidity deficiencies; and  pending or actual bankruptcies, receiverships or financial liquidity problems. • You and your Affiliated Persons may not trade if you are subject to a Trading Black-Out. To reduce the risk of insider trading and the appearance of potential insider trading, Restricted Insiders (as defined below) and their Affiliated Persons are prohibited from buying, selling or engaging in any other transaction (including gifts) involving Cognizant Securities, regardless of whether they are aware of Material Nonpublic Information, during the periods leading up to the Company’s quarterly announcements of its financial results or during any special periods as designated by the Company. As discussed in Appendix B, at any time you are a Restricted Insider (including due to the application of any special Trading Black-Out (as defined below)), your Affiliated Persons are also considered Restricted Insiders automatically subject to the same trading restrictions. (See Trading Black-Outs and Certain Exceptions below.) • You and your Affiliated Persons may not tip Material Nonpublic Information at any time. You and your Affiliated Persons may not at any time, even outside of Trading Black-Outs, disclose, or “tip”, Material Nonpublic Information to another person or make any recommendations about trading Cognizant Securities when you (or your Affiliated Person) are aware of Material Nonpublic Information about Cognizant. The same prohibitions apply in respect of any Business Partner’s Securities when you (or your Affiliated Person) are aware of Material Nonpublic Information about such Business Partner that you obtained in the course of your work for or other

Insider Trading Policy | 4 relationship with Cognizant. If the person receiving such information were to then trade, you may be liable even if you do not receive a benefit from the trade. Individuals with whom a person has a history, pattern or practice of sharing confidences—such as family members, close friends and financial and personal counselors—may be presumed to act on the basis of information known to that person; therefore, special care should be taken so that Material Nonpublic Information is not disclosed to such individuals. This Policy does not restrict legitimate business communications to other Associates who require the information in order to perform their business duties. • You and your Affiliated Persons may not engage in short sales, buying or selling of puts or calls, or certain other derivative trading transactions with respect to Cognizant Securities. You and your Affiliated Persons may not at any time engage in any of the following prohibited transactions involving Cognizant Securities due to such activities posing a heightened risk of insider trading, having the potential to lead to inadvertent violations of insider trading laws or creating an inappropriate conflict of interest: (i) short sales (selling Cognizant Securities that you do not own); (ii) buying or selling Cognizant options, including puts or calls; (iii) buying or selling any derivative Cognizant Securities or Securities that provide the economic equivalent of ownership of any Cognizant Securities or an opportunity, direct or indirect, to profit from any change in the value of Cognizant Securities; (iv) holding Cognizant Securities as collateral in a margin account and/or pledging Cognizant Securities as collateral for a loan; or (v) transactions in financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any increase or decrease in the market value of the Company’s equity (including with respect to Cognizant Securities in any Rule 10b5-1 Trading Plan). In addition, if you are a Restricted Insider, you and your Affiliated Persons may not engage in short-term trading with respect to Cognizant Securities (generally defined as selling Cognizant Securities within six months following a purchase). Trading Black-Outs To ensure compliance with this Policy and applicable U.S. federal and state securities laws, and to avoid even the appearance of trading on the basis of inside information, the Company requires that Restricted Insiders, because of their potential access to the Company’s internal financial statements or other Material Nonpublic Information regarding the Company’s performance during annual and quarterly fiscal periods, and Affiliated Persons of Restricted Insiders, refrain from conducting transactions involving Cognizant Securities during the Trading Black- Outs established below. As discussed in Appendix B, at any time you are a Restricted Insider (including due to the application of any special Trading Black-Out), your Affiliated Persons are also considered Restricted Insiders automatically subject to the same trading restrictions. Trading windows are not “safe harbors” that ensure compliance with securities laws. Even if a Trading Black-Out is not in effect, you may not trade in Cognizant Securities if you are aware of Material Nonpublic Information about the Company. All Associates remain responsible for their and their Affiliated Persons’ trades and should use good judgment at all times. In addition, Associates and their Affiliated Persons subject to the Company’s pre-clearance policy (described in Appendix B – Special Trading Procedures for Restricted Insiders) must pre-clear transactions in Cognizant Securities even if they are initiated when a Trading Black-Out is not in effect. (i) Quarterly Black-Outs Unless otherwise notified by the Trading Compliance Group, there will be four Trading Black-Out periods each year with respect to Cognizant Securities, which start and end as follows: Start: After market close (4:00 pm U.S. Eastern Time) on the last trading day that is at least 15 days before the end of the then-current quarter.

Insider Trading Policy | 5 End: After market close (4:00 pm U.S. Eastern Time) on the second full trading day following the Company’s public announcement of its quarterly or annual earnings. Typically these dates are as follows: Quarterly Trading Black-Out for Earnings Announcement for… Q1 Q2 Q3 Q4/FYE Start* March 16 June 15 September 15 December 16 End early May early August early November early February * If this date is on a weekend or holiday where the markets are closed, the Trading Black-Out will begin after market close on the last trading day before such date. (ii) Special Black-Outs In addition to the quarterly Trading Black-Outs described above, the Company may announce “special” Trading Black-Outs with respect to Cognizant Securities from time to time. Typically, this will occur when there are nonpublic developments that would be considered material for insider trading law purposes, such as, among other things, developments relating to regulatory proceedings or a major corporate transaction. Depending on the circumstances, a “special” Trading Black-Out may apply to all Restricted Insiders or only a specific group of Restricted Insiders and other Associates with knowledge of the matter that had resulted in the imposition of the special Trading Black-Out. The Trading Compliance Group or the Company’s Trading Compliance Officer (as defined below) will provide written notice to Restricted Insiders and other Associates that are subject to a “special” Trading Black-Out. Any person made aware of the existence of a “special” Trading Black-Out should not disclose the existence of the Trading Black-Out to any other person other than the Company’s Trading Compliance Officer or an Alternate Trading Compliance Officer (as defined below). The failure of the Company to designate a person as being subject to a “special” Trading Black-Out will not relieve that person of the obligation not to trade in Cognizant Securities while aware of Material Nonpublic Information. (iii) As used in this Policy, the term “Trading Black-Outs” shall mean all quarterly Trading Black-Outs described in section (i) above and all “special” Trading Black-Outs imposed by the Company pursuant to section (ii) above, in each case with respect to Cognizant Securities. Certain Exceptions The following limited situations constitute exceptions from the prohibitions on trading (1) while you are aware of Material Nonpublic Information about Cognizant or (2) while subject to a Trading Black-Out. Note that these exceptions do not permit you to make decisions to buy or sell Securities, including Cognizant shares you received from your participation in the Company’s Employee Stock Purchase Plan (“ESPP”) or through RSUs/PSUs, in the open market while you are subject to a Trading Black-Out or in possession of Material Nonpublic Information. • Restricted Stock, RSUs, PSUs or Similar Securities. The prohibitions on trading do not apply to the withholding by the Company of shares of restricted stock or shares underlying restricted stock units, performance stock units or similar Cognizant Securities issued or granted under the Company’s stock incentive plans upon vesting to satisfy applicable tax withholding requirements if (i) such withholding is required by the applicable plan or award agreement or (ii) the election to exercise such tax withholding right was previously validly made by the plan participant. • ESPP. The prohibitions on trading do not apply to purchases of Company stock in the ESPP resulting from your periodic contribution of money to the ESPP pursuant to the election you made at the time of your enrollment in the ESPP. However, you may not sell Cognizant Securities issued by Cognizant purchased pursuant to the ESPP while you are subject to any Trading Black-Out or at a time when you or your Affiliated Persons are in possession of Material Nonpublic Information about Cognizant or Cognizant Securities.

Insider Trading Policy | 6 • Qualified Domestic Relations Order. This Policy does not apply to situations where Securities are required to be transferred pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code or Title I of the Employee Retirement Income Security Act. • Approved Pre-Planned Trading Programs. The prohibitions on trading do not apply to purchases and sales of Cognizant Securities that are effectuated pursuant to a Rule 10b5-1 Trading Plan that (i) was entered into during a period when you (or your Affiliated Person) are not subject to a Trading Black-Out and at a time when you and your Affiliated Persons were not in possession of Material Nonpublic Information concerning Cognizant, (ii) complies with the requirements of Appendix C - SEC Rule 10b5-1 Trading Plan Guidelines, and (iii) has been approved in advance, in writing, by the Trading Compliance Group. (See Appendix C - SEC 10b5-1 Trading Guidelines.) Former Associates If your service, employment, or relationship with the Company is terminated while you are subject to a Trading Black-Out, the prohibitions contained in this Policy will continue to apply to you and your Affiliated Persons until such Trading Black-Out is over. In addition, if you are aware of Material Nonpublic Information about Cognizant or a Business Partner obtained through your employment or other relationship with Cognizant, the prohibitions contained in this Policy continue to apply to you and your Affiliated Persons until such time as such information is no longer material (i.e., a reasonable investor would no longer consider it important in making a decision to trade) or, if there is a public release of such information (e.g., the Company or Business Partner discloses the information in a press release), until after market close on the second full trading day following such public release. Restricted Insiders The following persons (collectively, “Restricted Insiders”) are subject to the additional restrictions contained in Appendix B – Special Trading Procedures for Restricted Insiders, including mandatory preclearance of trades: (i) Board members and the Company’s “officers” as defined by Rule 16a-1(f) under the Exchange Act (“Section 16 Officers”) of Cognizant; (ii) members of the Company’s executive committee (“EC”), executive leadership team and disclosure committee; (iii) certain designated senior members of the legal, investor relations, corporate communications and financial planning departments; (iv) certain designated chiefs of staff, executive assistants and others affiliated with the individuals set out in (i) through (iii) above; and (v) certain other employees who may be notified from time to time by the Trading Compliance Group that they are Restricted Insiders. Company Transactions From time to time, the Company may engage in transactions in its own Securities. It is the Company’s policy to take all appropriate steps to comply with applicable U.S. federal and state securities laws and regulations, as well as applicable stock exchange listing standards when the Company engages in transactions in Cognizant Securities. Disciplinary Consequences/Reporting Violations If you trade on Material Nonpublic Information (or tip such inside information to others who trade), you could be subject to severe civil and criminal penalties, including imprisonment, under securities laws in the United States and elsewhere. Subject to local laws and regulations, a violation of this Policy could also result in disciplinary action, up to and including termination. If you are aware of a violation of this Policy, you have an obligation to report it to the Company. As stated in Cognizant’s Whistleblower and Non-Retaliation Policy, Cognizant does not tolerate retaliation against any individual who submits a good faith report of a violation or possible violation of law, the Core Values and Code of Ethics, or other Cognizant policies.

Insider Trading Policy | 7 To report a possible violation of this Policy, visit Cognizant’s Compliance Helpline (a secure and confidential reporting system) at: www.cognizant.com/compliance-helpline. Do not attempt to resolve uncertainties on your own and do not trade if you are uncertain until you have received guidance from the Trading Compliance Group. Trading Compliance Group The “Trading Compliance Group” is comprised of the individuals responsible for administering the Policy. The Trading Compliance Group may be contacted at ***@cognizant.com. If for any reason you are unable to contact the Trading Compliance Group or have a matter that you do not feel is appropriate to send to the Trading Compliance Group, you may contact the Trading Compliance Officer directly. In addition, if you do not feel you can discuss a matter with the Trading Compliance Officer, you may contact one or more of the Alternate Trading Compliance Officers. The Trading Compliance Group consists of the following individuals: (i) A “Trading Compliance Officer” designated by the Chief Executive Officer of the Company who shall be the General Counsel of the Company or a senior attorney in the legal department experienced in U.S. federal securities laws. (ii) Two or more “Alternate Trading Compliance Officers” who shall be (1) senior members of the legal or finance departments of the Company designated by the Chief Executive Officer of the Company and (2) if appointed by the General Counsel, one or more attorneys in the Legal Department experienced in U.S. federal securities laws. (iii) Members of the Company’s legal department designated by the Trading Compliance Officer. See the Trading Compliance Group - Be.Cognizant page for information on the current Trading Compliance Officer, Alternate Trading Compliance Officers, and members of the Company’s legal department designated by the Trading Compliance Officer. The Trading Compliance Officer oversees the Trading Compliance Group’s review and approval or prohibition of proposed trades by Restricted Insiders and Rule 10b5-1 Trading Plans. In addition, in the absence or unavailability of the Trading Compliance Officer, any Alternate Trading Compliance Officer may act in his or her place. The Trading Compliance Officer may consult with other members of Company management and/or outside legal counsel and will receive approval for his or her own trades from an Alternate Trading Compliance Officer. The Alternate Trading Compliance Officers and other members of the Trading Compliance Group will receive approval for their own trades from the Trading Compliance Officer or, in the absence of unavailability of the Trading Compliance Officer, from another Alternate Trading Compliance Officer. Questions Please contact the Trading Compliance Group at ***@cognizant.com with any questions regarding this Policy. Helpful materials and additional contact information are also provided on the Trading Compliance Page on Be.Cognizant.

Insider Trading Policy | 8 Appendix A – Key Definitions “Affiliated Persons”: See page 1. “Alternate Trading Compliance Officers”: See page 7. “Associates”: See page 1. “Board”: See page 1. “Business Partner”: See page 1. “Cognizant”: See page 1. “Cognizant Securities”: See page 1. “Company”: See page 1. “EC”: See page 6. “ESPP”: See page 5. “Exchange Act”: See page 2. “Family Members”: See page 1. “Material Nonpublic Information”: See page 2. “Policy”: See page 1. “Procedures”: See Appendix B – Special Trading Procedures for Restricted Insiders. “PSUs”: See page 1. “Restricted Insiders”: See page 6. "RSUs”: See page 1. “Rule 10b5-1”: See Appendix C – SEC Rule 10b5-1 Trading Plan Guidelines. “Rule 10b5-1 Trading Plan”: See Appendix C – SEC Rule 10b5-1 Trading Plan Guidelines. Any Rule 10b5-1 Trading Plan adopted by an Associate must comply with the provisions of Appendix C – SEC Rule 10b5-1 Trading Plan Guidelines. “SEC”: See page 2. “Section 16 Officers”: See page 6. “Section 16 Persons”: See Appendix B – Special Trading Procedures for Restricted Insiders. “Securities”: See page 1. “Stock Transaction Request”: See Appendix B – Special Trading Procedures for Restricted Insiders. “Trading Black-Out”: See page 5.

Insider Trading Policy | 9 Appendix A – Key Definitions “Trading Compliance Group”: See page 7. “Trading Compliance Officer”: See page 7.

Insider Trading Policy | 10 Appendix B – Special Trading Procedures for Restricted Insiders Scope These Special Trading Procedures (the “Procedures”) are applicable only to Restricted Insiders of the Company as defined on page 6 of the Policy. Associates who qualify or have been designated as Restricted Insiders will have been asked by the Trading Compliance Group to sign the Restricted Insider Acknowledgement contained in Exhibit A below. For the definitions of other capitalized terms used but not defined in this Appendix B, see Appendix A to the Policy above. Restrictions Applicable to All Restricted Insiders The following additional restrictions are applicable to all Restricted Insiders: Acknowledgment Restricted Insiders must sign and return the acknowledgment contained in Exhibit A to this Appendix B upon notification by the Trading Compliance Group that they qualify or have been designated as a Restricted Insider. Mandatory Pre-Clearance of Transactions Restricted Insiders and their Affiliated Persons must receive pre-clearance from the Trading Compliance Group prior to executing any transactions in Cognizant Securities, even when the Associate is not subject to a Trading Black-Out. No Restricted Insider (or Restricted Insider’s Affiliated Person) may engage in any transaction in Cognizant Securities until: 1. He or she has notified the Trading Compliance Group of the amount and nature of the proposed transaction(s) using the form of email set forth in Exhibit B or other written notification containing the information required by such form (a “Stock Transaction Request”); 2. He or she has certified to the Trading Compliance Group in writing prior to the proposed transaction(s) that: (a) he or she is not in possession of Material Nonpublic Information concerning the Company; (b) to his or her best knowledge, the proposed transaction(s) do(es) not violate the trading restrictions of Section 16 of the Exchange Act, or Rule 144 of the Securities Act of 1933, as amended; and (c) he or she is not purchasing any Cognizant Securities on margin or engaging in any other transaction in contravention of the Policy or these Procedures; and 3. He or she has received approval of the transaction(s) in writing from the Trading Compliance Group. Such approval may be given via electronic mail. These procedures do not apply to the exceptions to the Policy listed under “Certain Exceptions”: A Stock Transaction Request should be submitted to the Trading Compliance Group via email at ***@cognizant.com at least two business days in advance of the proposed transaction. If the Trading Compliance Group grants pre-clearance, the transaction must be executed within the time period specified in the notice granting such pre-clearance or such earlier time as notified by the Trading Compliance Group.

Insider Trading Policy | 11 Appendix B – Special Trading Procedures for Restricted Insiders If the requestor becomes aware of Material Nonpublic Information concerning Cognizant before the transaction is executed, the pre-clearance shall be void and the transaction must not be completed. If a transaction is not completed within the period specified by the pre-clearance, the transaction must be approved again before it may be executed. The Trading Compliance Group does not assume the responsibility for, and approval from the Trading Compliance Group does not protect the Restricted Insider from, the consequences of prohibited insider trading or other violations of law. Restricted Insiders are advised that members of the Trading Compliance Group may be legal counsel to the Company and, in any event, are not counsel to the Restricted Insider or their Affiliated Persons. In addition, approval is not a guarantee that a Restricted Insider’s or their Affiliated Person’s transaction will not be subject to challenge by third parties or governmental authorities. The Trading Compliance Group may reject any transaction request at their sole reasonable discretion. From time to time, an event may occur that is material to the Company and is known by only a few members of senior management and/or the Board. So long as the event remains material and nonpublic, the Trading Compliance Group may determine not to approve any transactions in Cognizant Securities. If a Restricted Insider or a Restricted Insider’s Affiliated Person requests pre-clearance to engage in a transaction in Cognizant Securities during the pendency of such an event, the Trading Compliance Group may reject the request without disclosing the reason. When a transaction request is rejected, Restricted Insiders and their Affiliated Persons must not disclose that fact to others. Restrictions Applicable only to Board Members and Section 16 Officers The following additional restrictions are applicable only to Board members and Section 16 Officers (collectively, “Section 16 Persons”): Section 16 Reporting Obligations and Short-Swing Transaction Limitations Section 16 Persons must comply with (i) the reporting obligations set forth in Section 16 of the Exchange Act (i.e., any transactions in Cognizant Securities by such persons, including transactions effected pursuant to a Rule 10b5-1 Trading Plan or acquisitions of stock pursuant to employee benefit plans, that constitute a change of ownership generally must be reported within two (2) business days to the SEC) and (ii) the short-swing transactions limitations set forth in Section 16(b) of the Exchange Act. In order to facilitate the required filings with the SEC, Section 16 Persons must report any transactions in Cognizant Securities to the Trading Compliance Group by sending an email to the Form 4 Team (***@cognizant.com) on the same day on which such a transaction occurs. This requirement may be satisfied by sending (or having such Section 16 Person’s broker send) a written copy of confirmations of trades to the Trading Compliance Group. Each report such person makes to the Trading Compliance Group should include the following: • date of the transaction; • quantities of shares purchased or sold (details by individual lot/transaction); • price at which such shares were purchased or sold; • broker-dealer through which the transaction was effectuated; and • details of any equity grants that were used to effect the transaction, if applicable. Compliance by Section 16 Persons with these requirements is imperative given the short timeframe in which reports are due under Section 16 of the Exchange Act. The sanctions for noncompliance with the Section 16 reporting

Insider Trading Policy | 12 Appendix B – Special Trading Procedures for Restricted Insiders deadline include mandatory disclosure in the Company’s proxy statement for the next annual meeting of stockholders, as well as possible civil or criminal sanctions for chronic or egregious violators. Section 16 Persons are also reminded that they are “affiliates” of the Company under Rule 144 of the Exchange Act and are required to file a Form 144 with the SEC prior to the execution of any trade, and they will remain subject to the “affiliate” provisions of Rule 144 for 90 days after they cease to be an “affiliate” of the Company. Questions Please contact the Trading Compliance Group at ***@cognizant.com with any questions regarding these Trading Procedures or the Policy. Helpful materials and additional contact information are also provided on the Trading Compliance Page on Be.Cognizant.

Insider Trading Policy | 13 Appendix B – Special Trading Procedures for Restricted Insiders Exhibit A to Appendix B RESTRICTED INSIDER ACKNOWLEDGMENT I hereby acknowledge that I have read, that I understand, and that I agree to comply with, the Insider Trading Policy (the “Policy”) and the Special Trading Procedures Applicable to Restricted Insiders (the “Procedures”) of Cognizant Technology Solutions Corporation (including its direct and indirect subsidiaries, the “Company”). I acknowledge that I have been notified that I am a “Restricted Insider” as defined in the Policy and therefore subject to the additional restrictions applicable to Restricted Insiders as described in the Procedures. I further acknowledge and agree that I am responsible for ensuring compliance with the Policy and the Procedures by all of my Affiliated Persons (as defined in the Policy). I also understand and agree that I will be subject to sanctions, potentially including termination of employment, that may be imposed by the Company, in its sole discretion, for violation of the Policy or the Procedures, and that the Company may give stop-transfer and other instructions to the Company’s transfer agent against the transfer of any Cognizant Securities (each as defined in the Policy) in a transaction that the Company considers to be in contravention of the Policy or the Procedures. Date: ___________________ Signature: Name: Title:

Insider Trading Policy | 14 Appendix B – Special Trading Procedures for Restricted Insiders Exhibit B to Appendix B Form of Email Requesting Transaction Clearance Send Email To: ***@cognizant.com Subject: Request for Transaction Clearance Pursuant to the Insider Trading Policy (the “Policy”) and the Special Trading Procedures for Restricted Insiders (the “Procedures”) of Cognizant Technology Solutions Corporation (including its direct and indirect subsidiaries, the “Company”), as a Restricted Insider (as defined in the Policy) I hereby notify the Company of my intent to transact in Securities of the Company as indicated below and request trade pre-clearance as required by the Procedures: Transaction Type: [Open market sale][Open market purchase][Other] Intended Transaction Date: [Insert intended trade date] Number of Shares: [Insert number of shares] Brokerage: [Insert name of brokerage firm] Other: [Insert any other relevant transaction details] By sending this email, I hereby certify that (1) I am not in possession of any Material Nonpublic Information (as defined in the Policy) concerning the Company or Cognizant Securities (as defined in the Policy), (2) to the best of my knowledge, the proposed transaction(s) listed above does not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 under the Securities Act of 1933, as amended, and (3) I am not purchasing any Cognizant Securities on margin or engaging in any other transaction in contravention of the Policy or Procedures. I understand that, if I trade while possessing such information or in violation of such trading restrictions, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company, including termination.

Insider Trading Policy | 15 Appendix C – SEC Rule 10b5-1 Trading Plan Guidelines Overview This Appendix C is typically not applicable to Associates, as generally only Restricted Insiders will enter into Rule 10b5-1 Trading Plans. Rule 10b5-1 promulgated under the Exchange Act (“Rule 10b5-1”), provides an affirmative defense from insider trading liability under the U.S. federal securities laws for trading plans that meet certain requirements (a “Rule 10b5-1 Trading Plan”). Transactions in Cognizant Securities effected pursuant to a pre-approved Rule 10b5- 1 Trading Plan will not be subject to the Trading Black-Outs (as described in the Policy) or pre-clearance procedures contained in Appendix B to the Policy above. For the definitions of capitalized terms used but not defined in this Appendix C, see Appendix A to the Policy above. Procedures If you or any of your Affiliated Persons wish to enter into a Rule 10b5-1 Trading Plan, you must contact the Trading Compliance Group. Any Rule 10b5-1 Trading Plan must: • be entered into during a period when you are not subject to any Trading Black-Out and at a time when you (and your Affiliated Persons) are not in possession of Material Nonpublic Information concerning Cognizant or Cognizant Securities; • be in writing, signed, and either: o specify the amount, price and date of the sales (or purchases) of Cognizant Securities to be effected; o provide a formula, algorithm or computer program for determining when to sell (or purchase) Cognizant Securities, the quantity to sell (or purchase) and the price; or o delegate decision-making authority with regard to these transactions to a broker or other agent without any Material Nonpublic Information about the Company or Cognizant Securities. For the avoidance of doubt, no person entering into a Rule 10b5-1 Trading Plan may subsequently influence how, when, or whether to effect purchases or sales with respect to the Securities subject to an approved and adopted Rule 10b5-1 Trading Plan; • be entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1 under the Exchange Act, and, further, the person entering into the Rule 10b5-1 Trading Plan must act in good faith with respect to the Rule 10b5-1 Trading Plan for the entirety of its duration; • in the case of Section 16 Persons and their Affiliated Persons, include a certification that the person adopting the plan is (1) not aware of any Material Nonpublic Information about the Company or Cognizant Securities; and (2) adopting the Rule 10b5-1 Trading Plan in good faith and not as part of a plan or scheme to evade the prohibition of Rule 10b-5 under the Exchange Act.

Insider Trading Policy | 16 Appendix C – SEC Rule 10b5-1 Trading Plan Guidelines • not begin trading until the expiration of a cooling-off period as follows: o For Section 16 Persons (as well as their Affiliated Persons) and members of the EC, the later of (1) two business days following the filing of the Company’s Form 10-Q or Form 10-K for the completed fiscal quarter in which the Rule 10b5-1 Trading Plan was adopted and (2) 90 calendar days after adoption of the Rule 10b5-1 Trading Plan; provided, however, that the required cooling-off period shall in no event exceed 120 days; or o For other Associates and their Affiliated Persons, 30 days after adoption of the Rule 10b5-1 Trading Plan; • be submitted to the Trading Compliance Group for review as early as possible in advance of the proposed effective date, as no further action will be permitted until such review is complete; and • be approved in advance, in writing, by the Trading Compliance Officer or an Alternate Trading Compliance Officer. Neither you nor your Affiliated Persons may enter into overlapping Rule 10b5-1 Trading Plans, or enter into more than one Rule 10b5-1 Trading Plan designed to effect the open-market purchase or sale of the total amount of Cognizant Securities as a single transaction during any rolling 12-month period, each subject to certain exceptions. A single-transaction plan is “designed to effect” the purchase or sale of Securities as a single transaction when the terms of the plan would, for practical purposes, directly or indirectly require execution in a single transaction. Restricted Insiders should remain mindful that transactions executed pursuant to any Rule 10b5-1 Trading Plan remain subject to the reporting requirements described under the caption “Section 16 Reporting Obligations and Short-Swing Transaction Limitations” in Appendix B – Special Trading Procedures for Restricted Insiders. In addition, Associates (and their Affiliated Persons) who enter into a Rule 10b5-1 Trading Plan are discouraged from modifying or terminating such plans. If, however, you (or your Affiliated Person) desire to modify or terminate any such Rule 10b5-1 Trading Plan, any such modification or termination must: • be entered into during a period when you (or your Affiliated Person) are not subject to any Trading Black-Out and at a time when you and your Affiliated Persons are not in possession of Material Nonpublic Information concerning Cognizant or Cognizant Securities; • be submitted to the Trading Compliance Group for review as early as possible in advance of the proposed effective date, as no further action will be permitted until such review is complete; and • be approved in advance, in writing, by the Trading Compliance Officer or an Alternate Trading Compliance Officer. Modifications to Rule 10b5-1 Trading Plans must comply with the requirements for adopting a Rule 10b5-1 Trading Plan described above, including the cooling-off period.

Insider Trading Policy | 17 Appendix C – SEC Rule 10b5-1 Trading Plan Guidelines As noted above, you should present the Trading Compliance Group with a copy of any proposed Rule 10b5-1 Trading Plan or modification or termination of any such plan (whether on your behalf or on behalf of one of your Affiliated Persons) as far in advance as is reasonably practicable prior to the proposed effective date, as no action will be permitted until such review is complete, and the amount of time required to complete such review may be difficult to predict in advance. The Trading Compliance Officer or any Alternate Trading Compliance Officer may (1) approve a Rule 10b5-1 Trading Plan or modification of any such plan or (2) refuse to approve a Rule 10b5-1 Trading Plan or modification of any such plan as he or she deems appropriate, including, without limitation, if he or she determines that such plan does not satisfy the requirements of Rule 10b5-1, is not consistent with the spirit and purpose of Rule 10b5-1 (including as a result of prior plans or modifications) or does not serve a sufficiently compelling or appropriate purpose. In addition, in certain circumstances, the Company may recommend the use of a Rule 10b5-1 Trading Plan. Although you are required to submit Rule 10b5-1 Trading Plans and any modifications or terminations of any such plans (whether on your behalf or on behalf of one of your Affiliated Persons) to the Trading Compliance Group for review and approval, it is ultimately your (and your Affiliated Person’s, as applicable) responsibility to ensure that any plan or plan modification or termination that you or your Affiliated Persons wish to enter into meets the requirements of Rule 10b5-1. The Trading Compliance Group does not assume responsibility for ensuring, and approval of a Rule 10b5-1 Trading Plan from the Trading Compliance Group does not ensure, that such plan or plan modification will provide for an affirmative defense for your or your Affiliated Person against insider trading liability. You and your Affiliated Persons are advised that members of the Trading Compliance Group may be counsel to the Company and, in any event, are not counsel to you or your Affiliated Persons. You (or your Affiliated Person) should consult with your (or Affiliated Person’s) own counsel in setting up or modifying a plan to make sure it complies with the requirements of Rule 10b5-1 and is consistent with SEC guidance. Questions Please contact the Trading Compliance Group at ***@cognizant.com with any questions regarding these Guidelines. Helpful materials and additional contact information are also provided on the Trading Compliance homepage on Be.Cognizant.